Exhibit 10.25

CERTAIN IDENTIFIED CONFIDENTIAL INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT BECAUSE DISCLOSURE OF THAT INFORMATION WOULD CONSTITUTE A CLEARLY UNWARRANTED INVASION OF PERSONAL PRIVACY. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED.
29 West 35th Street, 7th Floor
New York, NY 10001

09/15/2023

Scott Harvey
[***]
[***]
[***]

Dear Scott,

This letter conﬁrms our previous conversations regarding the employment opportunity available to you with Sprinklr, Inc. (the “Company”) and sets forth the terms and conditions of that employment.

The Company hereby offers you full-time employment as Executive Vice President, Customer Operations for Sprinklr commencing on or about 09/25/2023 (the “Start Date”).

Your initial salary will be at the rate of USD $410,000.00 per year payable in cash in accordance with the Company’s standard payroll schedule for salaried employees (currently twice per month), subject to standard withholding and payroll taxes.

You will be eligible to receive a discretionary annual bonus of up to 55% of your base salary, subject to the terms and conditions of the Company’s Annual Bonus Plan. Bonus payment is dependent upon Company achievement and individual performance, and the total amount of funds available for allocation and distribution pursuant to the Annual Bonus Plan will be determined by the compensation committee of the Company’s board of directors in its sole discretion. If awarded, bonus payments are generally payable in the quarter following the end of the Company’s ﬁscal year and in accordance with the Company’s regular pay practices. To be eligible, you must be employed by November 1 and you must be actively employed on the date such bonus is paid in order to earn such bonus.

This could bring your total on target earnings potential to USD $635,500.00.

You will receive a USD $30,000 signing bonus. The signing bonus will be paid after 90 days of employment. You understand and agree that the Company is entitled to and will seek full recovery of this signing bonus if you depart (voluntary or involuntary) the Company within twelve (12) months of hire.

Subject to approval by the Company’s board of directors or its delegate, you will be entitled to receive 291,165 restricted stock units (the “Equity Award”) under the Sprinklr, Inc. 2021 Equity Incentive Plan (the “Plan”). The Equity Award will be granted to you on the 15th of the month following your employment Start Date. The vesting commencement date of your Equity Award will be on the first quarterly date (March 15, June 15, September 15, or December 15, each “Quarterly Date”) following the month of your Start Date. Your Equity Award will vest over a four-year period as follows: the first 25% will vest one year from your vesting commencement date, and 1/16 will vest on each Quarterly Date thereafter, subject to your continuous employment with the Company through each vesting date.

The Equity Award will be subject to the terms and conditions under the Plan, and the applicable restricted stock unit (“RSU”) grant notice and award agreement, and the Company’s policies in effect from time to time. Note that, while RSUs have an estimated value at the time of grant, the actual value will depend on the future performance of the Company’s stock and the fair market value of your Equity Award upon vesting, which may be higher or lower than the value at grant.

29 West 35th Street, 7th Floor
New York, NY 10001

You will work from United States – Washington - Remote, subject to your attendance of meetings at other Company ofﬁces and/or at other locations.

During your employment with the Company, you will be eligible to participate in all of our then-current customary employee beneﬁt plans and programs, subject to eligibility requirements, enrollment criteria, and the other terms and conditions of such plans and programs. The Company reserves the right to change or rescind its beneﬁt plans and programs and alter employee contribution levels at its discretion. You will be eligible to participate in the Company’s vacation policies in effect from time to time. Currently, the Company offers a Flexible Paid Time Off (PTO) program under which PTO is not tracked, accrued, or carried over from year to year. PTO is to be arranged with your manager in accordance with the Flexible PTO policy.

By executing this letter below, you agree that during the course of your employment and thereafter that you shall not use or disclose, in whole or in part, any of the Company’s or its clients’ trade secrets, conﬁdential and proprietary information, including client lists and information, to any person, ﬁrm, corporation, or other entity for any reason or purpose whatsoever other than in the course of your employment with the Company or with the prior written permission of the Company’s Chief Executive Ofﬁcer. You also will be required to execute the Company’s Non-Disclosure and Invention Assignment Agreement annexed to this letter (the “NDA”), the terms of which are in addition to the terms of this offer letter. By executing this letter below, you represent and warrant to the Company that you have no agreement with, or duty to, any previous employer or other person or entity that would prohibit, prevent, inhibit, limit, or conﬂict with the performance of your duties to the Company.

This offer of employment with the Company is contingent upon (a) our satisfactory completion of reference and background checks, (b) proof of your authorization to work in the United States, (to be provided by you within your ﬁrst 3 days of employment), and (c) your execution and delivery of the NDA.

You acknowledge that Sprinklr will issue you a Company-owned laptop in order to perform your job duties. You agree to review and to ensure your use of Sprinklr equipment is in keeping with Sprinklr's Acceptable Use Standard. You understand it is your responsibility to return all Sprinklr property to the Company upon termination, and that you may be held ﬁnancially responsible for failure to return Company equipment to the extent permitted under applicable law.

Although we hope that your employment with us is mutually satisfactory, employment at the Company is “at will.” This means that, just as you may resign from the Company at any time with or without cause, the Company has the right to terminate your employment relationship at any time with or without cause or notice. Neither this letter nor any other communication, either written or oral, should be construed as a contract of employment, unless it is signed by both you and the Company’s Chief Operating Ofﬁcer (or Chief Executive Ofﬁcer), and such agreement is expressly acknowledged as an employment contract.

This letter together with the NDA contains the entire understanding between you and the Company, supersedes all prior agreements and understandings between you and the Company related to your employment, and is governed by the laws of the State of New York. This letter may not be modiﬁed, changed or altered except in writing signed by you and the Company.

© 2023 Sprinklr, Inc. All rights reserved.

sprinklr.com | info@sprinklr.com

29 West 35th Street, 7th Floor
New York, NY 10001

We are excited about you joining the Sprinklr family!

Kindly sign your name at the end of this letter to signify your understanding and acceptance of these terms and to conﬁrm that no one at the Company has made any other representation to you.

Here’s to an amazing journey together!

Sincerely,

/s/ Diane K. Adams
Diane K. Adams
Chief Culture & Talent Ofﬁcer
09/15/2023

Agreed to and Accepted by:

/s/ Scott Harvey

Scott Harvey
Date: September 15, 2023

© 2023 Sprinklr, Inc. All rights reserved.

sprinklr.com | info@sprinklr.com

29 West 35th Street, 7th Floor
New York, NY 10001

Mutual Non-Disclosure Agreement

1.PURPOSE
The parties wish to explore a business opportunity of mutual interest and beneﬁt (the “Purpose”). In connection with the Purpose, each party may disclose to the other party certain conﬁdential technical and business information that the disclosing party desires to treat as conﬁdential.

2.CONFIDENTIAL INFORMATION
“Conﬁdential Information” means any information disclosed by either party to the other party, either directly or indirectly in writing, orally, or by inspection of tangible objects (i) that the disclosing party identiﬁes as conﬁdential or proprietary; or (ii) that reasonably appears to be conﬁdential or proprietary because of legends or other markings, the circumstances of disclosure, or the nature of the information itself. Conﬁdential Information may also include conﬁdential or proprietary information disclosed to a disclosing party by a third party.

3.EXCEPTIONS
Notwithstanding Section 2, Conﬁdential Information shall not include any information which (i) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available to the public without breach of this Agreement by the receiving party; (ii) was acquired by the receiving party without restriction as to use or disclosure before receiving such information from the disclosing party, as shown by the receiving party's ﬁles and records immediately prior to the time of disclosure; (iii) is obtained by the receiving party without restriction as to use or disclosure by a third party authorized to make such disclosure; or (iv) is independently developed by the receiving party without use of or reference to the disclosing party's Conﬁdential Information, as shown by documents and other competent evidence in the receiving party's possession.

4.PERMITTED USE
The receiving party may only use the disclosing party’s Conﬁdential Information in connection with the Purpose. The receiving party shall not reverse engineer, disassemble or de-compile any prototypes, software or other tangible objects that embody the disclosing party’s Conﬁdential Information unless written consent for such actions is received from the disclosing party. If such a prohibition is not permitted pursuant to applicable law, the receiving party shall provide the disclosing party written notice prior to undertaking any such reverse engineering, and shall give the disclosing party a reasonable amount of time to provide any interface information required by law prior to commencing such reverse engineering. Neither Party shall make any copies of the other Party’s Conﬁdential Information, unless required for the Purpose. Each Party shall reproduce the other Party’s proprietary rights and conﬁdentiality notices on any such approved copies, in the same manner in which such notices were set forth in or on the original.

5.MAINTENANCE OF CONFIDENTIALITY
The receiving party will maintain the conﬁdentiality of the disclosing party’s Conﬁdential Information with at least the same degree of care that it uses to protect its own conﬁdential and proprietary information, but in no event less than a reasonable degree of care under the circumstances. The receiving party will not disclose any of the disclosing party’s Conﬁdential Information to employees or to any third parties except to the receiving party’s employees, partners, consultants, advisors and subcontractors (“Representatives”) who have a need to know such information in connection with the Purpose and have agreed to abide by non-disclosure terms at least as protective of the disclosing party’s Conﬁdential Information as those set forth herein.

© 2023 Sprinklr, Inc. All rights reserved.

sprinklr.com | info@sprinklr.com

29 West 35th Street, 7th Floor
New York, NY 10001

6.DISCLOSURE REQUIRED BY LAW
In the event the receiving party is required by law or a valid and effective subpoena or order issued by either a court of competent jurisdiction or a governmental body to disclose any of the disclosing party’s Conﬁdential Information, the receiving party shall promptly notify the disclosing party in writing of the existence, terms, and circumstances surrounding such required disclosure so that the disclosing party may seek a protective order or other appropriate relief from the proper authority. The receiving party shall cooperate with the disclosing party in seeking such order or other relief. If the receiving party is nonetheless required to disclose the disclosing party’s Conﬁdential Information, it will furnish only that portion of the Conﬁdential Information that is legally required and will exercise all reasonable efforts to obtain reliable assurances that such Conﬁdential Information will be treated conﬁdentially to the extent possible.

7.TERM AND DURATION OF PROTECTION
This Agreement shall be effective as of the Effective Date and shall remain in effect for a period of one (1) year from the Effective Date. Thereafter, the Agreement shall remain applicable to the extent necessary to protect Conﬁdential Information for the earlier of (i) a period of three (3) years, or (ii) until such information is no longer Conﬁdential Information because it is covered by an exception set forth in Section 3. The non-disclosure provisions of any applicable transaction documents entered into between the parties in the context of the Purpose shall supersede this Agreement.

8.NO OBLIGATION
Nothing herein shall obligate either party to purchase, sell, license, transfer, or otherwise dispose of any technology, services or products, or to engage in any other business transaction. Each party reserves the right, in its sole discretion, to terminate the discussions concerning the Purpose at any time.

9.OWNERSHIP AND NO LICENSE
All of the disclosing party’s Conﬁdential Information shall remain the sole property of the disclosing party. Nothing in this Agreement is intended to grant any rights to either party under any patent, copyright, trademark or other intellectual property right of the other party, nor shall this Agreement grant either party any rights in or to the other party’s Conﬁdential Information except as expressly set forth herein.

10.NO WARRANTY
ALL CONFIDENTIAL INFORMATION IS PROVIDED “AS IS.” NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS, IMPLIED OR OTHERWISE, REGARDING THE ACCURACY, COMPLETENESS OR PERFORMANCE OF THE CONFIDENTIAL INFORMATION, AND EACH PARTY EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

11.RETURN OF MATERIALS
All documents and other tangible objects containing or representing the disclosing party’s Conﬁdential Information and all copies thereof that are in the possession of the receiving party shall be promptly returned to the disclosing party upon the disclosing party’s request.

12.EXPORT COMPLIANCE
Conﬁdential Information may be subject to export laws and regulations of the United States and other countries. Each party shall comply with all applicable export laws and shall ensure that Conﬁdential Information is not exported,

© 2023 Sprinklr, Inc. All rights reserved.

sprinklr.com | info@sprinklr.com

29 West 35th Street, 7th Floor
New York, NY 10001

either directly or indirectly, in violation thereof.

13.REMEDIES
Each party agrees that its obligations hereunder are necessary and reasonable to protect the disclosing party and the disclosing party’s business, and expressly agrees that monetary damages may be inadequate to compensate the disclosing party for any breach by the receiving party of any covenants and agreements set forth herein. Accordingly, each party agrees and acknowledges that any such violation or threatened violation may cause irreparable injury to the disclosing party and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the disclosing party shall be entitled to seek injunctive relief against the threatened breach of this Agreement or the continuation of any such breach, without the necessity of proving actual damages or posting bond.

14.MISCELLANEOUS
Company understands that Sprinklr is a publicly held corporation traded on the NYSE. Company shall ensure that its Representatives who receive Conﬁdential Information understand and agree to their obligations regarding the trading of Sprinklr’s securities under SEC regulations.

This Agreement shall be governed by the laws of the State of New York, without reference to conﬂict of laws principles. Any suit to enforce this Agreement shall be brought exclusively in the Borough of Manhattan, New York, and the parties hereby submit to the personal jurisdiction of such courts and waive any venue objection. This document contains the entire agreement between the parties with respect to the subject matter hereof. Any failure to enforce any provision of this Agreement shall not constitute a waiver thereof or of any other provision hereof. This Agreement may not be amended, nor any obligation waived, except by a writing signed by both parties. In the event any term of this Agreement is found by any court to be void or otherwise unenforceable, the remainder of this Agreement shall remain valid and enforceable as though such term were absent upon the date of its execution.
Neither party may assign this Agreement without the express written consent of the other party, and any prohibited assignment shall be void; provided that either party may assign this Agreement pursuant to a merger, acquisition, or sale of all or substantially all of such party’s assets except in the event that the proposed assignee is a competitor of the other party. This Agreement shall bind and inure to the beneﬁt of the parties and their successors and permitted assigns.

The Parties represent and warrant that those persons signing this Agreement are authorized to execute this Agreement.

Agreed to and Accepted by:

/s/ Scott Harvey

Scott Harvey
Date: September 15, 2023

© 2023 Sprinklr, Inc. All rights reserved.

sprinklr.com | info@sprinklr.com